UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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COMMERCIAL NET LEASE REALTY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

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COMMERCIAL NET LEASE REALTY, INC.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801
Tel: 407-265-7348

June 9, 2004

To Our Stockholders:

      You are cordially invited to attend the annual meeting of stockholders of Commercial Net Lease Realty, Inc. (the “Company”) on August 5, 2004 at 10:00 a.m., at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. Our directors and officers look forward to greeting you personally. Enclosed for your review are the Proxy, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. At the meeting, we will also report on matters of current interest to our stockholders.

      At the annual meeting you will be asked to vote to elect the Company’s directors and to vote on five additional proposals. The Company considers these proposals important to facilitating its corporate governance and enhancing its future growth. In order to ensure that it had adequate time to prepare these proposals, the Company chose to hold the annual meeting on a date later than that on which it traditionally holds its annual meetings. The Company thanks you for your patience in the delay and appreciates your careful consideration of each of the proposals.

      Whether you own a few or many shares of stock of the Company, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. You may also vote either by telephone (1-800-690-6903) or on the Internet (http://www.proxyvote.com). Returning your proxy card, voting by telephone or voting on the Internet will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

Sincerely,

/s/ JAMES M. SENEFF, JR.	/s/ JULIAN E. WHITEHURST

James M. Seneff, Jr.	Julian E. Whitehurst
Chairman of the Board	Executive Vice President, General Counsel and Secretary

COMMERCIAL NET LEASE REALTY, INC.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 5, 2004

       NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of COMMERCIAL NET LEASE REALTY, INC. will be held at 10:00 a.m. local time, on August 5, 2004, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, for the following purposes:

1. To elect nine directors;

2. To approve an amendment to our articles of incorporation, which we also refer to as our charter, to eliminate supermajority voting requirements for the stockholders to approve certain transactions;

3. To approve an amendment to our charter to permit the Board of Directors to increase the number of authorized shares of common stock;

4. To approve an amendment to our bylaws to conform the definition of “independent” director to recently adopted corporate governance rules in accordance with current “best practices” in corporate governance;

5. To approve an amendment to our bylaws to modify the procedure for filling vacancies on the board of directors in accordance with current “best practices” in corporate governance;

6. To approve an amendment to our bylaws to modify the requirements for stockholder approval of amendments to the bylaws in accordance with current “best practices” in corporate governance; and

7. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on June 2, 2004, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

      Stockholders are cordially invited to attend the meeting in person. PLEASE VOTE, EVEN IF YOU PLAN TO ATTEND THE MEETING, BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, BY TELEPHONE (1-800-690-6903) OR ON THE INTERNET (http://www.proxyvote.com) BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors,

/s/ JULIAN E. WHITEHURST

Julian E. Whitehurst
Secretary

June 9, 2004

Orlando, Florida

COMMERCIAL NET LEASE REALTY, INC.

450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

PROXY STATEMENT

       General. This Proxy Statement is furnished by the Board of Directors of Commercial Net Lease Realty, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on August 5, 2004, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on June 2, 2004 (the “Record Date”) will be entitled to vote.

      Voting/Revocation of Proxy. If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

      If you are a registered shareholder, you may vote by telephone (1-800-690-6903), or electronically through the Internet (http://www.proxyvote.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

      Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR each of the proposals contained herein. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

      Vote Required for Approval; Quorum. The nine nominees for director who receive the most votes will be elected. If you indicate “withhold authority to vote” for a particular nominee by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card, your vote will not count either for or against the nominee. The amendments to our charter and bylaws will be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares present (in person or represented by proxy) at the annual meeting. As of the Record Date, 51,672,484 shares of the common stock of the Company (the “Common Stock”) were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, our executive officers and directors had the power to vote approximately 6.8% of the outstanding shares of Common Stock. Our executive officers and directors have advised us that they intend to vote their shares of Common Stock FOR each of the proposals contained herein.

      Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes with respect to the election of directors will have no effect on the outcome of the vote on this proposal. Broker non-votes with respect to the amendments to our charter and bylaws will have the effect of votes cast against the proposal.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

      Solicitation of Proxies. Solicitation of proxies will be primarily by mail. However, our directors and officers may also solicit proxies by telephone or telegram or in person. All of the expenses of soliciting proxies, including preparing, assembling, printing and mailing the materials used in the solicitation of proxies, will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. In addition, we have engaged Morrow & Company, Inc. to assist in the solicitation of proxies. We anticipate that we will incur total fees of $10,000.00, plus $5.00 per phone call and reasonable out-of-pocket expenses. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about June 10, 2004.

TABLE OF CONTENTS

PROPOSAL I: ELECTION OF DIRECTORS	3
Nominees	3
Corporate Governance	7
Audit Committee	8
Governance and Nominating Committee	9
Compensation Committee	9
Code of Business Conduct	10
Compensation of Directors	10
Executive Officers	10
Other Officers	11
AUDIT COMMITTEE REPORT	15
EXECUTIVE COMPENSATION	18
Executive Compensation Tables	18
Employment Agreements	20
Equity Compensation Plan Information	21
COMPENSATION COMMITTEE REPORT	21
PERFORMANCE GRAPH	23
PROPOSAL II	24
PROPOSAL III	25
PROPOSAL IV	26
PROPOSAL V	28
PROPOSAL VI	29
SECURITY OWNERSHIP	30
Section 16(a) Beneficial Ownership Reporting Compliance	32
CERTAIN TRANSACTIONS	32
INDEPENDENT AUDITORS	34
OTHER MATTERS	34
PROPOSALS FOR NEXT ANNUAL MEETING	35
ANNUAL REPORT	35
ANNEX A COMMERCIAL NET LEASE REALTY, INC. AUDIT COMMITTEE CHARTER

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

      The persons named below have been nominated by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. The table sets forth each nominee’s name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES DESCRIBED BELOW FOR ELECTION AS DIRECTORS.

Name and Age	Background

Robert A. Bourne, 56	Mr. Bourne has served as Vice Chairman of the Board since February 1996 and a director since 1992. Previously, Mr. Bourne served as Secretary and Treasurer of the Company from February 1996 through December 31, 1997, and as President of the Company from July 1992 until February 1996. Mr. Bourne also served as Vice Chairman of the Board, Secretary and Treasurer of CNL Realty Advisors, Inc. (the external advisor of the Company from July 1992 through December 31 1997, the “Advisor”) from February 1996 until December 1997 and as President and a director of the Advisor from 1991 until February 1996. On January 1, 1998, the Advisor merged into a wholly-owned subsidiary of the Company which resulted in the Company becoming a self-administered and self-managed real estate investment trust. Mr. Bourne has served as a director of CNL Restaurant Properties, Inc. (f/k/a CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust, since May 1994. He also served as President of CNL Restaurant Properties, Inc. from May 1994 to February 1999, and as Treasurer from February 1999 through August 1999, and from May 1994 through December 1994. Mr. Bourne has also served as President, Vice Chairman of the Board and as a director of CNL Hospitality Properties, Inc. from June 1996 to February 2003, and from June 2003 to present, and as a director of CNL Retirement Properties, Inc. since December 1997 and was President from March 1998 to June 2002, both of which are public, unlisted real estate investment trusts. Mr. Bourne also serves as President and Treasurer of CNL Financial Group, Inc. (“CNL Group”), a privately held, diversified real estate company engaged in the principal business of real estate finance. In addition, Mr. Bourne is President, Treasurer, a director and a registered principal of CNL Securities Corp., President, Treasurer and a director of CNL Investment Company, President of CNL Realty Corporation and Chief Investment Officer, Treasurer, director and, until July 1997, also served as President of CNL Fund Advisors, Inc. (f/k/a CNL Institutional Advisors, Inc.), a registered investment advisor. All of the entities discussed in the preceding sentence are engaged in the principal business of real estate finance as affiliates of CNL Group. Mr. Bourne also serves as a director of CNLBank, a Florida state-chartered community bank. Since joining CNL Group in 1979, Mr. Bourne has been active in the acquisition, development and management of real estate projects throughout the United States. Mr. Bourne formerly was a Certified Public Accountant with Coopers & Lybrand.

Name and Age	Background

Kevin B. Habicht, 45	Mr. Habicht has served as a director of the Company from June 2000 to the present, as Executive Vice President and Chief Financial Officer of the Company since December 1993 and as Treasurer of the Company since January 1998. Mr. Habicht served as Secretary of the Company from January 1998 to May 2003. Since May 1999, Mr. Habicht has served as Executive Vice President and director of Commercial Net Lease Realty Services, Inc. (“Services”), a 98.7% owned, non-controlled taxable subsidiary of the Company. Mr. Habicht previously served as Assistant Secretary of the Company from December 1993 through December 1997, as Vice President of the Company from July 1992 through December 1993, as Assistant Secretary of the Advisor from December 1993 through December 1997, and as Vice President of the Advisor from its inception in 1991 through December 1993. Since 2000, Mr. Habicht has been a director of CNL Commercial Finance, Inc. (“Finance”), a commercial real estate lending company. From 1983 to 1997, Mr. Habicht served as a senior officer of various affiliates of CNL Financial Group, Inc. Prior to 1983, Mr. Habicht, a Certified Public Accountant and a Chartered Financial Analyst, was employed by Coopers & Lybrand, Certified Public Accountants. Mr. Habicht is the brother-in-law of James M. Seneff, Jr., a director and Chairman of the Board of the Company.

Clifford R. Hinkle, 55	Mr. Hinkle has served as a director of the Company since 1993. Since 1991, Mr. Hinkle has been a founder, director and executive officer of the Flagler companies and related companies, including Flagler Capital Corporation (1991-1998), and Flagler Holdings, Inc., a merchant banking company, of which Mr. Hinkle has been the Chairman and Chief Executive Officer since 1996. He was a director of Century Capital Markets, LLC, a private financial consulting company, from 1999 to 2002. Since 2000, Mr. Hinkle has been a Vice President and Director of Murphy Investment Management Company, a registered investment advisor. From 1996 to 2000, Mr. Hinkle was a director of Integrated Orthopaedics, Inc., an American Stock Exchange company, which owned orthopaedic physician practices and related facilities and was a director of Prime Succession, Inc., a private funeral services company. Additionally, Mr. Hinkle has served in the capacity as a director and Chief Executive Officer of MHI Group, Inc., a New York Stock Exchange company, until its acquisition by a subsidiary of The Loewen Group, and further as Executive Director and Chief Investment Officer of the State Board of Administration of Florida and managed over $40 billion in various trust funds.

Name and Age	Background

Richard B. Jennings, 60	Mr. Jennings has served as a director of the Company since 2000. Mr. Jennings currently serves as President of Realty Capital International Inc., a real estate investment banking firm, which he founded in 1991, as President of Jennings Securities LLC, a National Association of Securities Dealers, Inc. (“NASD”) member securities firm, which he founded in 1995, and as President of Realty Capital International LLC, a real estate investment banking firm, since 1999. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director — Real Estate Finance at Drexel Burnham Lambert Incorporated. From 1969 to 1986, Mr. Jennings oversaw the real estate investment trust investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as director of Alexandria Real Estate Equities, Inc. and as managing trustee of MBOP Liquidating Trust. He is a licensed NASD Principal and a New York Real Estate Broker.

Ted B. Lanier, 69	Mr. Lanier has served as a director of the Company since 1988. Mr. Lanier was the Chief Executive Officer of the Triangle Bank and Trust Company, Raleigh, North Carolina (“Triangle”), from January 1988 until March 1991. Mr. Lanier also was the Chairman of Triangle from January 1989 until March 1991 and its President from January 1988 until January 1989. Since his retirement in 1991 as Chairman and Chief Executive Officer of Triangle, Mr. Lanier has managed his personal investments and managed investment accounts for various individuals and trusts.

Robert C. Legler, 60	Mr. Legler has served as a director of the Company since 2002. Mr. Legler has served as a director of Ligonier Ministries of Lake Mary, Florida for more than 20 years. From October 1999 through October 2001, he served as director of the Indian River Hospital Foundation of Vero Beach, Florida. From 1973 until 1990, Mr. Legler was the founder and chairman of privately-held First Marketing Corporation, America’s largest publisher of newsletters serving nearly 500 clients in the commercial banking, brokerage, health care, cable television, travel and retail industries. Upon the sale of the company to Reed (now Reed Elsiever) in 1990, Mr. Legler served as non-executive Chairman of the Board of First Marketing until his retirement in September 2000.

Craig Macnab, 48	Mr. Macnab has served as Chief Executive Officer of the Company since February 16, 2004. Prior to joining the Company, Mr. Macnab was the Chief Executive Officer of JDN Realty Corporation (“JDN”), a publicly traded real estate investment trust, from April 2000 through March 2003, and was the President of JDN from September 2000 until March 2003. Mr. Macnab also served as a director of JDN from 1993 until 2003. Mr. Macnab served as the President of Tandem Capital, a structured finance company, from 1997 through 1999. Mr. Macnab is currently a director of Developers Diversified Realty Corp., which owns and manages over 83 million square feet of shopping centers and, which acquired JDN in March 2003, and Per Se Technologies Inc., the leader in connective healthcare solutions that enable physicians and hospitals to achieve their income potential.

Name and Age	Background

Robert Martinez, 69	Mr. Martinez has served as a director of the Company since 2002. From 1987 until 1991, Mr. Martinez served as the fortieth governor of the state of Florida and, from 1991 to 1993, served as the Director of the Office of National Drug Control reporting to the President of the United States. From 1979 until 1986, Mr. Martinez served as the mayor of Tampa, Florida. From 1993 to 1999, he served as principal of Bob Martinez & Co., a Tampa, Florida based government consulting firm. Since 1999, he has served as managing director for Carlton Fields Government Consulting, providing state and local executive branch and legislative branch government lobbying services throughout the state of Florida. From 2001 to 2003, Mr. Martinez also served on the Management Advisory Committee of Koning Restaurants International, an operator of Pizza Hut restaurants. From 1997 to 2001, Mr. Martinez served as a director of PRIMEX Technologies, Inc., a manufacturer of ordinances and aerospace products for the United States Department of Defense and commercial enterprises. From 1996 through 1999, he was a co-founder, president, and director of Pro-Tech Monitoring, Inc., producer of a global positioning technology system for criminal justice agencies. In addition, Mr. Martinez served as a director of Circle K, a national convenience store chain, from 1995 to 1996.

Name and Age	Background

James M. Seneff, Jr., 57	Mr. Seneff has been Chairman of the Board of the Company since June 1992 and served as Chief Executive Officer of the Company from July 1992 until February 2004. Mr. Seneff has served as Chairman of the Board, Chief Executive Officer and principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., since its formation in 1973. From 1991 to December 1997, Mr. Seneff served as Chief Executive Officer and Chairman of the Board of the Advisor. Mr. Seneff has served as Chairman of the Board since 1997 and Chief Executive Officer from 1997 to 2003, and from 2003 to present as Co-Chief Executive Officer of CNL Hospitality Corp., the Advisor to CNL Hospitality Properties, Inc. He has served as the Chairman of the Board since 1997 and served as Chief Executive Officer from 1997 to 2003 of CNL Retirement Corp., the Advisor to CNL Retirement Properties. Mr. Seneff has been a director of CNL Commercial Finance, Inc. since 2000. He has served as a director of CNL Restaurant Properties, Inc., formerly CNL American Properties Fund, Inc., since its inception in 1994, as its Chairman of the Board from 1994 to 2000, as its Chief Executive Officer from 1994 through August 1999 and as Co-Chief Executive Officer from December 2000 to September 2003. Mr. Seneff has been Chairman of the Board of Directors of CNL Securities Corp. since its formation in 1979, and served as President from 1997 to 1992 and as Chief Executive Officer since 1992. Mr. Seneff has also held the position of Chief Executive Officer and Chairman of the Board of CNL Fund Advisors, Inc., formerly CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in December 1990. He serves as Chairman of the Board of CNLBank and previously served as a member of the board of directors of First Union National Bank of Florida and as a member of the Orlando Advisory Board of First Union. From 1986 to 1994, Mr. Seneff served on the Florida Investment Advisory Council (the “Council”), which oversees the $40 billion Florida state retirement plan, and was Chairman of the Council from 1991 to 1992. Mr. Seneff is currently a Resident Member of the Florida Council of 100 and also serves on the board of directors of Atlantic Blue Trust, Inc. Since 1971, Mr. Seneff has been active in acquisition, development, and management of real estate projects throughout the United States. He is the brother-in-law of Kevin B. Habicht, a director, Executive Vice President, Assistant Secretary, Treasurer and Chief Financial Officer of the Company.

      In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend.

Corporate Governance

      General. We are currently managed by an eight member Board of Directors that consists of Messrs. Bourne, Habicht, Hinkle, Jennings, Lanier, Legler, Martinez, and Seneff. Gary M. Ralston also served as a director of the Company until his retirement on May 1, 2004. The Board has adopted a set of corporate governance guidelines, which, along with the written charters for our Board committees described below, provide the framework for the Board’s governance of the Company. Our corporate governance guidelines are available on our website at http://www.nnnreit.com.

      Independence and Composition. Our corporate governance guidelines and the rules and regulations of the New York Stock Exchange, which we refer to as the NYSE listing standards, each require that a majority of our Board of Directors are “independent” directors, as that term is defined in the NYSE listing standards.

      The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that Messrs. Hinkle, Jennings, Lanier, Legler and Martinez, representing a majority of our Board of Directors, qualify as independent directors (the “Independent Directors”) as that term is defined in the NYSE listing standards.

      Meetings and Attendance. The Board of Directors met 14 times in the fiscal year ended December 31, 2003. Each of the current nominees currently serving on the Board of Directors attended at least 85% of the meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he was eligible to attend. During fiscal year 2003, each of Messrs. Hinkle, Jennings, Legler, Martinez, Ralston, and Habicht attended 100% of the meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he was eligible to attend. Our corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. All of our nine directors as of the date of the 2003 annual meeting of the Company’s stockholders were in attendance for the 2003 annual meeting.

      Shareholder Communications. The Board of Directors has adopted a process whereby our shareholders can send communications to our directors. Any stockholder wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o Commercial Net Lease Realty, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. All correspondence will be reviewed by the Company and forwarded directly to the addressee.

Audit Committee

      General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is attached hereto as Annex A and is available on our website at http://www.nnnreit.com. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent public accountants;

•	reviews with the independent accountants the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent public accountants;

•	reviews the independence of the independent public accountants;

•	reviews the adequacy of our internal control over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with our independent accountants and management.

      Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, which we refer to as the Exchange Act, and the NYSE listing standards.

      The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Mr. Lanier qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act.

      Meetings. The Audit Committee met four times in the fiscal year ended December 31, 2003. In fiscal year 2003, Messrs. Lanier, Hinkle and Martinez were, and currently are, the members of the Audit Committee, with Mr. Lanier serving as Chairman.

Governance and Nominating Committee

      General. In August 2003, the Company reorganized the Nominating Committee into the Governance and Nominating Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com. As provided in the Governance and Nominating Committee charter, the Governance and Nominating Committee:

•	identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at our annual meeting of stockholders and to fill vacancies that may arise from time to time;

•	develops and makes recommendations to the Board for the creation, and ongoing review and revision of, a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and Directors; and

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.

      Selection of Director Nominees. Our corporate governance guidelines provide that the Governance and Nominating Committee will endeavor to identify individuals to serve on the Board who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The Governance and Nominating Committee’s assessment of the composition of the Board includes (a) skills — business and management experience, real estate experience, accounting experience, finance and capital markets experience, and an understanding of corporate governance regulations and public policy matters, (b) character — ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition — diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. Each of the candidates for director named in this proxy statement have been recommended by the Governance and Nominating Committee and approved by the Board of Directors for inclusion on the attached proxy card.

      The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this proxy statement entitled “PROPOSALS FOR NEXT ANNUAL MEETING” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.

      Independence and Composition. The NYSE listing standards require that the Governance and Nominating Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Governance and Nominating Committee are “independent” as that term is defined in the NYSE listing standards.

      Meetings. The Governance and Nominating Committee met two times in the fiscal year ended December 31, 2003. Messrs. Jennings and Legler served in fiscal year 2003, and are currently serving as members of the Governance and Nominating Committee. Mr. Hinkle was appointed to the committee in November 2003. Upon his appointment, Mr. Hinkle was named, and currently serves, as Chairman of the committee.

Compensation Committee

      General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com. The Compensation Committee is responsible for:

•	approving and evaluating the compensation plans, policies and programs for our executive officers and directors; and

•	approving all awards to any employees and directors under our equity incentive plan.

      Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Compensation Committee are “independent” as that term is defined in the NYSE listing standards.

      Meetings. The Compensation Committee met four times in the fiscal year ended December 31, 2003. Messrs. Jennings and Legler served in fiscal year 2003, and are currently serving, as the members of the Compensation Committee, with Mr. Jennings serving as Chairman. Mr. Hinkle served on the committee during fiscal year 2003 until November 2003. Mr. Martinez was appointed to the committee in November 2003, and is currently serving on the committee.

Code of Business Conduct

      Our directors, as well as our officers and employees, are also governed by our code of business conduct. Our code of business conduct is available on our website at http://www.nnnreit.com. Amendments to, or waivers from, a provision of the code of business conduct that applies to our directors, executive officers or employees will be posted to our website promptly following the date of the amendment or waiver.

Compensation of Directors

      During the year ended December 31, 2003, the Company paid each director who was a director for the entire year $18,000 for serving on the Board of Directors. Each director received $1,000 per Board of Directors meeting attended and $1,000 per committee meeting attended. Additionally, the Company awarded each Independent Director 1,000 shares of restricted stock which vests over two years. Messrs. Habicht, Ralston and Seneff have waived all of their director compensation. In addition, if elected, Mr. Macnab will waive all of his director compensation. The Board of Directors believes this compensation level has been comparable to that provided by many other companies in the real estate investment trust (“REIT”) industry.

Executive Officers

      The executive officers of the Company are listed below. Messrs. Cobb and Tracy are executive officers of Commercial Net Lease Realty Services, Inc., which we refer to as Services. Services is a 98.7% owned, non-controlled taxable subsidiary of the Company that provides development and leasing services to the Company and third parties.

Name	Position

James M. Seneff, Jr.	Chief Executive Officer (through February 16, 2004) and Chairman of the Board

Craig Macnab	Chief Executive Officer (as of February 16, 2004) and President (as of May 1, 2004)

Kevin B. Habicht	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

Julian E. Whitehurst	Executive Vice President, General Counsel and Secretary

David W. Cobb	Executive Vice President and Chief Investment Officer of Services

Dennis E. Tracy	Executive Vice President and Chief Development Officer of Services

      The background of Messrs. Seneff, Macnab and Habicht are described at “PROPOSAL I — ELECTION OF DIRECTORS — Nominees.”

      Julian E. Whitehurst, age 46, has served as Executive Vice President and General Counsel of the Company since February 1, 2003. He has also served as Secretary of the Company since May 30, 2003. Prior to February 2003, Mr. Whitehurst was on retainer to the Company as its General Counsel from the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in which he had been a shareholder since 1987. Mr. Whitehurst has served on the board of directors of Services since 2001. Mr. Whitehurst is a graduate of

The Ohio University (B.A., summa cum laude, 1979, Phi Beta Kappa) and Duke University School of Law (J.D., 1982). Mr. Whitehurst is av-rated by Martindale-Hubbell and is Board Certified as a Specialist in Real Estate Law by the Florida Bar. He is a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts and the Association of Corporate Counsel.

      David W. Cobb, age 56, has served as Executive Vice President and Chief Investment Officer of Services since April 29, 2002. Prior to joining Services, Mr. Cobb was Chairman and CEO at Realty Logix, Inc., a commercial real estate risk management software company, from 2000 to 2002. Previously Mr. Cobb was Chairman and CEO of National Capital Holdings, Inc., a mortgage origination and securitization company, from 1996 to 2000. Prior to that he served as Senior Managing Director of Furman Selz LLC, an investment banking company (1995-1996), Senior Vice President with Raymond James & Associates, an investment firm (1993-1996), Senior Vice President for Donaldson, Lufkin & Jenrette, an investment banking company (1990-1993) and Regional Manager for Drexel Burnham Lambert, an investment banking company (1983 to 1990). Mr. Cobb graduated from Armstrong State College with a BBA degree in accounting and completed the Graduate School of Banking at Indiana University. Mr. Cobb currently is a member of the Association for Financial Professionals, the International Council of Shopping Centers and CoreNet Global.

      Dennis E. Tracy, age 54, has served as Executive Vice President and Chief Development Officer of Services since January 2002 and has served as a director of Services since 1999. From August 2000 to December 2001, he served as Senior Vice President and Chief Development Officer of Services, and from May 1999 to July 2000 as Senior Vice President of Development for Services. He served in that same capacity for the Company from January 1998 to April 1999 and for the Advisor from January 1996 to December 1997. From January 1994 to December 1995, Mr. Tracy served as Vice President of Development for the Advisor and from June 1992 to December 1993, Project Manager for the Advisor. From November 1990 to June 1992, he served as Project Manager for CNL Group. Prior to joining CNL Group, Mr. Tracy founded Tracy Homes, Inc., a luxury custom home building company and served as its president and owner. Mr. Tracy holds the Certified Commercial Investment Member professional designation and is a past member of the Advisory Board of the Retail Contractors Association. Mr. Tracy received his MBA at Gonzaga University in Spokane, Washington.

Other Officers

      The Company also employs certain other officers listed below:

      Christopher F. Barry, 37, has served as Vice President of Corporate Communications of the Company since February 2003. From January 1998 through February 2003, Mr. Barry served as Corporate Communications Manager of the Company. From May 1996 through January 1998, Mr. Barry was Corporate Communications Manager of the Advisor. From 1994 through May 1996, Mr. Barry was Account Supervisor for Carlman Booker Reis Public Relations. From 1990 through 1994, Mr. Barry was Account Supervisor with G.S. Schwartz & Co., a New York City-based public relations agency, and from 1988 through 1990 he was an associate with Howard J. Rubenstein and Associates, Inc. He earned a Bachelor of Arts degree in Communication Arts from Marist College. Mr. Barry is a member of the National Association of Real Estate Editors, the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

      Paul Bayer, age 42, has served as Vice President of Leasing of the Company since June 2002. From September 1999 until June 2002, Mr. Bayer served as Director of Leasing. From 1996 to September 1999, Mr. Bayer was a leasing agent for J. Donegan Company, a retail leasing and development company, and from 1993 to 1996 he was a leasing agent for Combined Properties, Incorporated, owner of 31 shopping centers in the Washington, D.C. metropolitan area. Mr. Bayer is a graduate of Dartmouth College (B.A. 1984). Mr. Bayer was awarded a leadership fellowship by Rutgers University Graduate School of Management, which he attended in 1987. He is a member of the International Council of Shopping Centers and has earned the designation of Certified Leasing Specialist from the ICSC.

      Robert L. Bryan, age 52, has served as Senior Vice President of Asset Management of the Company since October 2003. From 1996 to 2003, Mr. Bryan served as Florida Regional Manager and Senior Vice President of Jones Lang LaSalle Americas, Inc., a real estate services company. From 1994 to 1996, Mr. Bryan served as President of the Galbreath Company, Florida, which merged with LaSalle Partners in 1996. From 1973 to 1994, Mr. Bryan was President and owner of Grover Bryan, Inc., an Orlando-based commercial real estate brokerage and management firm. Mr. Bryan is a graduate of the University of Florida (B.S.B.A., summa cum laude, 1973, Beta Gamma Sigma), and earned an MBA degree from Rollins College (1983). He attended the United States Air Force Academy from 1969-1971. Mr. Bryan holds the professional designations of CCIM (Certified Commercial Investment Member), CPM (Certified Property Manager), CRB (Certified Real Estate Brokerage Manager), and GRI (Graduate REALTORS Institute). Mr. Bryan is licensed by the State of Florida as a Real Estate Broker and as a Certified Building Contractor.

      David M. Lachicotte, age 37, has served as Vice President — Information Technology of the Company since 2000. Mr. Lachicotte served as Manager of Information Systems from June 1999 until 2000. From 1992 to 1999, Mr. Lachicotte was employed by Eckerd Corporation (a subsidiary of the JC Penney Corporation) where he last held the position of Directing Manager of Financial Planning, Analysis, and Information Systems. Mr. Lachicotte earned a Bachelor of Arts degree in Accountancy from the University of South Florida.

      Philip C. Melaugh, age 55, has served as Senior Vice President of Underwriting and Research since December 2003. From January 2003 through November 2003, Mr. Melaugh served as Vice President of Underwriting and Due Diligence. From March 1999 to December 2002, Mr. Melaugh was employed by Allied Capital Corporation, a finance company, as a consultant to their CMBS B-piece acquisitions group. From 1997 to 1999 he served as Vice President and Supervising Underwriter for J.P. Morgan, an investment bank, in their CMBS group, and also acted as unit head of the Credit Tenant Lending team. In addition, Mr. Melaugh spent several years working as Director of National Account Workouts for The Travelers Insurance Company, and he has had experience working as a licensed commercial real estate appraiser. Mr. Melaugh received a B.A. in Economics and a Masters in Business Administration with a concentration in Information Systems and Finance from the University of Colorado.

      Michelle Miller, age 35, has served as Vice President of Financial and Information Planning of the Company since 2003 and served as Director of Accounting and Lease Administration of the Company from 2001 to 2003. From 1999 to 2001, Ms. Miller served as Director of Accounting for CNL American Properties Fund, Inc. From 1991 to 1999, Ms. Miller was employed by KPMG LLP as a Certified Public Accountant (CPA). Ms. Miller attended Florida State University and earned a Bachelor of Science degree in Accounting and Finance. She is a member of the American Institute of Certified Public Accountants.

      Suzanne Miller, age 51, has served as Vice President of Asset Management of the Company since July 2002. From 1998 to 2002, Ms. Miller was Vice President and Director of Property Management for Prime West Real Estate Service, a privately held real estate company, where she was in charge of more than three million square feet of office, retail and industrial properties. From 1997 to 1998, she was Property and Leasing Manager for Stapleton Development Corporation. From 1994 to 1997, Ms. Miller served as Real Estate Portfolio Manager for Pacifica Holding Company, and from 1991 to 1994, Ms. Miller served as Oversight Manager for the Resolution Trust Corporation, and from 1986 to 1991, Ms. Miller was Real Estate Portfolio Manager and Leasing for CB Commercial Real Estate, now CB Richard Ellis. Ms. Miller has a Masters Degree in Real Estate and Construction Management from the University of Denver. She is a member of the International Council of Shopping Centers, Commercial Investment Real Estate Institute, and earned the Certified Commercial Investment Member professional designation. She is a member of the Institute of Real Estate Management, and has been awarded the Certified Property Manager designation. Ms. Miller is a licensed Real Estate Broker in Colorado and Oregon and was a previous faculty member for CLE International.

      Dawn A. Peterson, age 40, has served as Senior Vice President and Controller of the Company since 2003 and Vice President and Controller since 1999. Ms. Peterson served as Director of Accounting and Financial Reporting of the Company from January 1, 1998 until December 1999 and of the Advisor from July 1994 until December 1997. From 1991 to 1994, Ms. Peterson was employed by Coopers & Lybrand as a Certified Public Accountant (CPA). Ms. Peterson earned a Bachelor of Science degree in Business Administration and a

Master of Science Degree in Accountancy from the University of Central Florida. She is a member of the American Institute of Certified Public Accountants.

      In addition to Messrs. Cobb and Tracy described above, Services employs the following officers:

      James W. (Jay) Bastian, age 53, has served as Senior Vice President of Acquisitions of Services since May 1, 1999 and previously held the same position at the Company, serving with the Company and its affiliate CNL Investment Company from 1989 to 1992. Prior to 1989, he was Director of Real Estate for a number of firms, including Rite Aid, Quaker State Minit Lube, Wendy’s International, and a Holiday Inn franchisee for a total corporate real estate career of 26 years. He is a member of the National Association of Corporate Executives, the International Council of Shopping Centers, and the Turnaround Management Association.

      Mez R. Birdie, age 54, has served as Senior Vice President of Acquisitions of Services since April 2003. From January 1998 to April 2003, Mr. Birdie served as Senior Vice President of Asset Management for the Company. From December 1993 to December 1997, Mr. Birdie served as Vice President of Asset Management of the Advisor. From June 1992 to November 1993, Mr. Birdie served as Director of Retail Management of the Advisor and from 1987 to 1992, Mr. Birdie served as Director of Property Management for Charles Wayne Properties, Inc., a real estate development company. Mr. Birdie has been awarded the Certified Commercial Investment Member (CCIM), Certified Property Manager (CPM) and Senior Certified Shopping Center Manager (SCSM) professional designations, and has a total of 24 years of experience in the field of commercial brokerage and asset management. Mr. Birdie is a member of the faculty and has served on the Executive Committee of the Institute of Real Estate Management (IREM). He is also on the Board of Governors for National Retail Tenants Association (NRTA).

      David Carter, age 44, has served as Vice President of Acquisitions of Services since August 2002. Mr. Carter has over 18 years of commercial real estate experience involving a variety of assignments with properties exceeding $4 billion in value and totaling more than 100 million square feet. Prior to joining Services, Mr. Carter served as Vice President of GE Capital, a real estate finance company, from 2000 until 2002 and as an associate of CB Richard Ellis, a real estate company, where he specialized in single tenant assets from 1999 until 2000. From 1996 to 1999, Mr. Carter served as Vice President for the Weitzman Group, a retail brokerage company, and from 1994 to 1996, he was President of Carter Realty Capital, Inc., a consulting company. From August 1984 to March 1994, Mr. Carter was employed by LR Denton & Company, a regional appraisal and consulting firm, where he completed all aspects of appraisal, due diligence and consulting assignments involving all types of commercial property, including office, industrial, retail and special use properties. Mr. Carter earned a Bachelor of Business Administration from Stephen F. Austin State University. Mr. Carter holds the MAI (Member, Appraisal Institute) designation retired status. He is a member of the International Council of Shopping Centers, CoreNet Global and a licensed Texas Real Estate Broker.

      Peter M. Goffstein, age 32, has served as Vice President of Services since October 2002. He joined Services in May 2001, as Director of Business Development. From 2000 to 2001, Mr. Goffstein was Vice President of Acquisitions with Equity Investment Group, a private retail REIT, and Vice President of Development for BVT Development Partners in Atlanta from 1997 to 2000. Prior to that, he was a Broker Associate with Equis Corporation, a national office tenant services firm. Mr. Goffstein received a B.A. from Vanderbilt University in Nashville, Tennessee. He is a member of the International Council of Shopping Centers, the Urban Land Institute and holds a Georgia Real Estate Broker’s license.

      William E. Haberman, age 38, has served as Vice President of Acquisitions for Services since October 2002. Prior to joining Services, Mr. Haberman was responsible for the origination and structuring of debt and equity secured by commercial real estate at a number of finance companies, acting as a director of JP Morgan Mortgage Capital from March 2002 until October 2002, a director at Johnson Capital Group from 2000 until 2002, a Vice President at FINOVA Realty Capital from 1997 until 2000, and an analyst at MassMutual from 1989 until 1991. From 1994 to 1997, he practiced law with Shumaker Loop & Kendrick specializing in commercial real estate transactions and was a member of the Ohio Bar. In various positions, he has been involved in the origination, underwriting and/or closing of more than $900 million in aggregate commercial real estate transactions. Mr. Haberman earned a Bachelor of Arts in Economics from Albion College, a

Master of Business Administration from the University of Michigan and a Juris Doctorate from the University of Michigan.

      Fred J. Hohnadel, Jr., age 61, has served as Senior Vice President of Real Estate of Services since June 2001. Prior to joining Services, Mr. Hohnadel served from 1990 to 2000 as a consultant and exclusive broker in representing Wal-Mart Stores, Inc. in the northeast United States. From 1974 to 1990, Mr. Hohnadel was the owner and Chief Executive Officer of Community Shopping Centers. Mr. Hohnadel has been a member of the International Council of Shopping Centers since 1974 and is a licensed Florida Real Estate Broker.

      Edwin B. Hopkins, age 63, has served as Regional Vice President of Real Estate of Services since May, 1999 and held the same position at the Company from May 1997 until May 1999. In January 2004, Mr. Hopkins was promoted to Senior Vice President of Services. Prior to joining Services, Mr. Hopkins was a managing agent for the FDIC/ RTC from 1990 to 1995. Prior to that, he served as president and CEO of Southern Federal Saving and Loan Association from 1983 until 1990 and as group vice president and manager of the commercial real estate development division of Hunt Properties, Inc., from 1975 until 1983. He is a past Board member of the North Texas Commercial Association of Realtors, a Certified Commercial Investment Member, a member of International Council of Shopping Centers and holds a Texas Real Estate Broker’s license.

      Jeffrey P. Jennings, age 44, has served as Vice President of Acquisitions of Services since October 2002. From 1999 to 2002, Mr. Jennings was Vice President of Real Estate Services & Development for CNL Franchise Network, LLC, a subsidiary of CNL American Properties Fund, Inc. From 1996 to 1999, he was Vice President of Acquisitions for CNL American Properties Fund, Inc. and, from 1994 to 1996, he served as Director of Real Estate for CNL Institutional Advisors, Inc. Mr. Jennings has over 17 years experience in commercial real estate acquisition, development and financing activities. Mr. Jennings earned a Bachelor of Science in Business Administration from the University of Denver and a Master of Business Administration from the University of Texas.

      Diane L. McCarey, age 49, has served as Vice President of Services since 1999. She joined Services in May 1999, as Director of Build-to-Suit, and held the same position at the Company from March 1995 until that time. Prior to joining the Company, Ms. McCarey was co-owner of McCarey Builders, a custom home building company from 1987 to 1995 and senior associate for Matonis, MacDermott & Company, an appraisal company, specializing in commercial property and eminent domain appraisals from 1985 to 1991. She has 25 years of real estate experience encompassing a broad range of development, construction and consulting disciplines. Ms. McCarey graduated from the University of Florida with a Bachelor of Science degree in Real Estate. She is a licensed real estate salesman, holds the Certified Commercial Investment Member professional designation, is a member of the International Council of Shopping Centers and CRFW, serves on the board of directors for CCIM Central District and is on the ICSC Alliance Program Committee for Central Florida.

      Paul R. Montgomery, age 47, has served as Regional Vice President since September 2000. From December 1998 to August 2000, he served as Director of Build-to-Suit and from January 1998 to December 1998, he served as Manager of Build-to-Suit. During November 1997 and December 1997, Mr. Montgomery served in that same capacity for the Advisor. Mr. Montgomery was a Senior Director of Commercial Development for Michael Swerdlow Companies. Prior to that, he served as Senior Construction Manger for General Growth Properties, Homart Development Co. and the Edward J. DeBartolo Corporation. Mr. Montgomery is a graduate of the University of Florida. He holds the Certified Commercial Investment Member (CCIM) professional designation and is a member of the International Council of Shopping Centers.

      Lane Ramsfield, age 45, Regional Vice President, joined Services in December 1997. He is responsible for the development, management and client services of various projects in the Build-to-Suit program in the Southeastern United States region. Prior to joining the Company, Mr. Ramsfield functioned as Director and Sr. Project Manager for large commercial development projects with a combined value of approximately $700,000,000 and totaling over 8,000,000 square feet of building space. Mr. Ramsfield’s background includes the Orange County Courthouse Complex, a major metropolitan airport, high-rise office towers, a convention center, and hotels. He has more than 21 years of real estate development experience. Mr. Ramsfield is a candidate for Certified Commercial Investment Manager and a member of the International Council of Shopping Centers.

      Cynthia C. Shelton, age 50, has served as Vice President of Acquisitions of Services since January 1998. From May 1996 to December 1997, Ms. Shelton served as Director of Acquisitions of the Advisor. Ms. Shelton served from 1995 to 1996 as Vice President/ Owner of the Ross Realty Group, a real estate brokerage and property management company that specializes in retail properties, and from 1985 to 1995 as the Real Estate Manager for KinderCare Learning Centers, Inc., the largest child care company in the United States. Ms. Shelton has 28 years of experience in commercial brokerage and site selection and she holds the Certified Commercial Investment Member designation and is a Florida licensed Real Estate Broker. Ms. Shelton was the 2002 President of The CCIM Institute and serves on the board of directors for the Florida Association of Realtors and the National Association of Realtors.

      Thomas Sowa, age 53, joined Services as Regional Vice President of the South Texas Region in January of 2004. Prior to joining Services, Mr. Sowa was the Southwest Regional Vice President for Cedarwood Development Companies responsible for the expansion of the CVS Pharmacy real estate acquisition program in South Texas. Prior to that, he served as Vice President of Real Estate for ShopKo Stores, Inc., responsible for increasing ShopKo’s store base by almost 90 “big boxes” during his 8 years there. From 1985 until 1992, Mr. Sowa was Director of Real Estate for the Southwest Region of Northern Automotive delivering 20-30 stores per year during his 7 year tenure. Mr. Sowa is a member of International Council of Shopping Centers (ICSC), a licensed real estate agent in Texas and holds brokers real estate licenses in Wisconsin and Arizona.

      Mary E. Wilkes, age 48, has served as Vice President/ In-House Counsel for Services since December 2002 and In-House Counsel for Services since May 1999 and held the same position at the Company from November 1997 until that time. From 1994 to November 1997, Ms. Wilkes was an attorney with James A. Hartman, P.A., a law firm that represented the Company in its Build-to-Suit development program. Prior to 1994 she was an associate with the Winderweedle, Haines, Ward & Woodman, P.A. Law Firm in Winter Park, Florida for six years specializing in commercial real estate transactions and a claims attorney for Commonwealth Land Title Insurance Company for two years. Ms. Wilkes received a Bachelor of Science in Finance, a Masters in Business Administration, and a Juris Doctorate in Law from the University of Florida and is a member of the Florida Bar.

      Thomas L. Yeager, age 62, has served as Vice President of BTS Program Business of Services since May 1999 and held the same position at the Company from May 1998 until May 1999. In January 2004, Mr. Yeager was promoted to Senior Vice President of Services. Mr. Yeager is responsible for managing BTS program business in the Midwest region. Prior to joining the Company in 1998, he served as real estate director of Extended Stay of America Inc., a hotel development company, from 1996 until 1997, as a divisional real estate manager with Long John Silver’s Inc., from 1980 until 1996, as a real estate manager at Tenneco Automotive, a retail auto parts company, from 1979 until 1980, as a real estate development manager with Dunkin’ Donuts of America, Inc. from 1973 until 1979, and as a real estate representative of Shell Oil Corporation from 1967 until 1972. He is currently a member of the International Council of Shopping Centers.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

      Duties, Powers and Responsibilities. Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is attached hereto as Annex A and which is also available on the Company’s website at www.nnnreit.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent public accountants,

•	reviews with the independent accountants the scope of the annual audit and the audit procedures to be utilized,

•	pre-approves audit and permitted non-audit services provided by the independent public accountants,

•	reviews the independence of the independent public accountants,

•	reviews the adequacy of the Company’s internal accounting controls, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent accountants and management.

      Review and Discussions with Management and Independent Accountants. In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), issues regarding accounting and auditing principles and practices and the adequacy of internal controls that could significantly affect the Company’s financial statements.

      The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

      Fiscal 2003 and 2002 Audit Firm Summary. During the fiscal years ended December 31, 2003 and 2002, we retained KPMG LLP to provide services in the following categories and amounts:

	Fiscal Year 2003	Fiscal Year 2002

Audit Fees(1)	$151,800	$132,200
Audit Related Fees(2)	26,000	0

Audit and Audit Related Fees	177,800	132,200

Tax Fees(3)	92,800	143,949

Total Fees	$270,600	$276,149

(1)	Audit fees include the audit fee and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.

(2)	Audit related fees consist of fees incurred for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

(3)	Tax fees consist of fees for tax compliance services.

The Audit Committee has determined that the provision of audit related and tax services by KPMG LLP during 2003 is compatible with maintaining KPMG LLP’s independence.

      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

      Prior to engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the three categories of services listed in the table above.

      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

      For the fiscal years ended December 31, 2003 and 2002, the audit committee pre-approved 100% of services described above in the captions Audit Related Fees and Tax Fees. For the fiscal year ended December 31, 2003, no hours expended on KPMG LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of KPMG LLP.

      Pursuant to our Audit Committee charter, the Audit Committee may delegate pre-approval authority to the chairman of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

      Conclusion. Based on the review and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

AUDIT COMMITTEE

Ted B. Lanier, Chairman

Clifford R. Hinkle
Robert Martinez

EXECUTIVE COMPENSATION

Executive Compensation Tables

      The following table shows the annual and long-term compensation paid by the Company to the Chief Executive Officer and the five other most highly compensated executive officers of the Company or Services for services rendered in all capacities during the fiscal years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

		Annual			Long-Term
		Compensation			Compensation

							Stock
							Option
				Other Annual	Restricted		Awards	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Stock Awards		(Shares)	Compensation

James M. Seneff, Jr.	2003	$150,000	$123,750	$26,681	$200,000	(2)	0	$0
Chief Executive Officer &	2002	$144,200	$75,705	$22,545	$72,100	(3)	0	$0
Chairman of the Board	2001	$140,000	$0	$0	$534,000	(4)	0	$0
Gary M. Ralston(10)	2003	$318,000	$262,350	$73,516	$0		0	$6,000	(5)
President and Chief	2002	$305,910	$0	$56,363	$313,558	(3)	0	$56,579	(6)
Operating Officer	2001	$297,000	$60,000	$0	$1,335,000	(4)	0	$5,100	(5)
Kevin B. Habicht	2003	$214,000	$176,550	$41,837	$250,000	(2)	0	$6,000	(5)
Executive Vice President,	2002	$206,000	$0	$30,436	$211,150	(3)	0	$75,830	(7)
Chief Financial Officer,	2001	$200,000	$40,000	$0	$720,900	(4)	0	$5,100	(5)
Assistant Secretary & Treasurer
Julian E. Whitehurst	2003	$183,175	$165,701	$0	$175,000	(9)	0	$1,436	(5)
Executive Vice President, General Counsel and Secretary
David W. Cobb	2003	$234,000	$157,950	$18,900	$175,000	(2)	0	$6,000	(5)
Executive Vice President and	2002	$129,808	$25,000	$0	$460,500	(8)	0	$0
Chief Investment Officer of Services
Dennis E. Tracy	2003	$187,500	$147,238	$22,995	$150,000	(2)	0	$6,000	(5)
Executive Vice President	2002	$180,250	$45,453	$22,545	$0		0	$6,000	(5)
and Chief Development	2001	$175,000	$35,000	$0	$534,000	(4)	11,500	$5,100	(5)
Officer of Services

(1)	Represents tax reimbursement payments to the executives for taxes incurred in connection with the vesting of restricted stock awards.

(2)	Messrs. Seneff, Habicht, Cobb, and Tracy were awarded 10,571, 13,214, 9,249, and 7,928 shares, respectively, of restricted common stock in 2004 for services rendered in 2003 which had a value of $188,164, $235,209, $164,632, and $141,118, respectively, based on the closing share price of $17.80 on the New York Stock Exchange on December 31, 2003. The restricted shares awarded are subject to forfeiture. The share awards vest 14.3% annually from 2004 through 2010 and the recipients are eligible to receive dividends paid on unvested shares.

(3)	Messrs. Seneff, Ralston and Habicht were awarded 4,882, 21,229 and 14,296 shares, respectively, of restricted common stock in 2003 for services rendered in 2002 which had a value of $86,899, $377,876 and $254,468, respectively, based on the closing share price of $17.80 on the New York Stock Exchange on December 31, 2003. The restricted shares awarded are subject to forfeiture. The share awards vest 20% immediately, 20% in 2004, 20% in 2005, 20% in 2006 and 20% in 2007 and recipients are eligible to receive dividends paid on unvested shares.

(4)	Messrs. Seneff, Ralston, Habicht and Tracy were awarded 40,000, 100,000, 54,000 and 40,000 shares, respectively, of restricted common stock in 2001 which had a value of $712,000, $1,780,000, $961,200 and $712,000, respectively, based on the closing share price of $17.80 on the New York Stock Exchange on December 31, 2003. The restricted shares awarded began vesting in 2002 and are subject to forfeiture. The share awards vested 15% in 2002, and will vest 15% in 2003, 15% in 2004, 25% in 2005 and 30% in 2006. Recipients are eligible to receive dividends paid on unvested shares.

(5)	Represents Company contributions to the Company’s 401(k) Plan.

(6)	Represents Company contributions to the Company’s 401(k) Plan of $6,000 and previously accrued and unpaid compensation of $50,579.

(7)	Represents Company contributions to the Company’s 401(k) Plan of $6,000 and previously accrued and unpaid compensation of $69,830.

(8)	Mr. Cobb was awarded 30,000 shares of restricted common stock in 2002 which had a value of $534,000, based on the closing share price of $17.80 on the New York Stock Exchange on December 31, 2003. The restricted shares awarded begin vesting in 2003 and are subject to forfeiture. The share award vests 15% in 2003, 15% in 2004, 15% in 2005, 25% in 2006 and 30% in 2007 and Mr. Cobb is eligible to receive dividends paid on unvested shares. Mr. Cobb joined Services in 2002.

(9)	Mr. Whitehurst was awarded 30,000 shares of restricted common stock in 2003 which had a value of $534,000 based upon the closing share price of $17.80 on the New York Stock Exchange on December 31, 2003. The restricted shares awarded begin vesting in 2004 and are subject to forfeiture. The share award vests 15% in 2004, 15% in 2005, 15% in 2006, 25% in 2007 and 30% in 2008 and the recipient is eligible to receive dividends paid on unvested shares. Mr. Whitehurst joined the Company in 2003. In addition, Mr. Whitehurst was awarded 9,249 shares of restricted stock in 2004 for services rendered in 2003 which had a value of $164,632 based on the closing share price of $17.80 on the New York Stock Exchange on December 31, 2003. The awards vest 14.3% annually from 2004 through 2010 and Mr. Whitehurst is eligible to receive dividends paid on unvested shares.

(10)	Mr. Ralston retired as President and Chief Operating Officer effective May 1, 2004. Mr. Macnab has assumed the title of Chief Executive Officer as of February 16, 2004 and President as of May 1, 2004 and will receive an annual salary of $450,000 per year. In addition, Mr. Macnab will be eligible to receive a bonus of up to 100% of his current annual salary, 80% of which will be based on his achieving certain key performance indicators and 20% of which will be determined in the sole discretion of the Company’s Board of Directors. Mr. Macnab has also received an award of 100,000 restricted common shares which had a value of $1,892,000 based on the closing share price of $18.92 on the New York Stock Exchange on February 13, 2004. The share award vested 20% on February 16, 2004 and will vest 20% in 2005, 20% in 2006, 20% in 2007 and 20% in 2008, and Mr. Macnab is eligible to receive dividends paid on unvested shares.

      Under the 2000 Plan, directors, officers, and other key employees and key persons associated with the Company are eligible to receive options. The Company did not grant any stock options or stock appreciation rights (SARs) to named executive officers for the year ended December 31, 2003.

      The following table sets forth certain information with respect to exercised and unexercised stock options held by the named executive officers of the Company at December 31, 2003. The named executive officers exercised the following stock options during the fiscal year ended December 31, 2003.

Option Values At December 31, 2003

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares/Units		December 31, 2003		December 31, 2003(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James M. Seneff, Jr.	19,666	$83,004	263,668	0	$981,318	0
Gary M. Ralston	4,000	$13,160	278,000	0	$1,005,525	0
Kevin B. Habicht	0	0	178,000	0	$681,150	0
David W. Cobb	0	0	0	0	$0	0
Dennis E. Tracy	0	0	45,883	0	$97,727	0

(1)	Based on the closing price of $17.80 on the New York Stock Exchange on December 31, 2003.

      The Company has adopted a defined contribution savings plan (the “401(k) Plan”) which covers all employees, including executive officers, who have completed 12 months of service. Participants can contribute up to 15% of annual compensation on a pre-tax basis. The Company provides a 50% matching contribution up to 3% of annual compensation, with a maximum of $6,000. All participant contributions are fully vested as soon as they are made. Company contributions are subject to a vesting schedule and are 100% vested after six years of service. The annual benefits payable upon the retirement of the named executive officers will depend on each of the executive’s contributions to the 401(k) Plan.

Employment Agreements

      The Company has entered into employment agreements with each of Messrs. Seneff, Habicht and Whitehurst. Services has entered into employment agreements with each of Messrs. Cobb and Tracy. Each agreement will expire on December 31, 2004, and is subject to automatic one-year renewals. Each agreement contains a non-compete provision applicable during the term and provides for a salary and participation in any bonus plans developed by the Company or Services, as applicable. Each agreement also contains severance provisions that call for payment to the executive of twice the executive’s annual salary (or in the event of a change of control of the Company, twice the executive’s annual salary plus average annual bonus for the previous three years) in the event that the executive is terminated without cause or the executive resigns for good reason (including material reduction of responsibilities or reduction in salary, failure of a successor to the Company or Services, as applicable, to assume the agreement or the Company’s or Services’ material and willful breach of the agreement), in addition to the continuation of certain fringe benefits and the immediate vesting of options and restricted stock awards.

      The Company also entered into an employment agreement with Mr. Macnab on February 16, 2004. The agreement is effective for a term of three years and is automatically renewable by the Company for a total of three one-year terms. The agreement contains a non-compete provision applicable during the term and for one year thereafter and provides for a salary and participation in any bonus plans developed by the Company. The agreement also contains severance provisions that call for payment to Mr. Macnab of twice his annual salary in the event that he is terminated without cause or Mr. Macnab resigns for good reason (including a material reduction of responsibilities, a failure of a successor to the Company to assume the agreement or the Company’s material breach of the agreement or a change in control of the Company), in addition to a prorated performance bonus for the year or partial year in which employment is terminated and the immediate vesting of restricted stock awards.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2003 regarding equity compensation plans approved by the stockholders and equity compensation plans that were not approved by the stockholders.

Number of securities
remaining available for
	Number of securities to be		future issuance (excluding
	issued upon exercise of	Weighted average exercise	securities reflected in
	outstanding options,	price of outstanding options,	column (a) and
	warrants and rights(2)	warrants and rights (2)	footnote (2))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	1,608,144	$14.51	1,561,192
Equity compensation plans not approved by security holders	—	N/A	—

Total	1,608,144	$14.51	1,561,192

(1)	Consists entirely of common shares authorized for issuance under the 2000 Plan and the 2003 Employee Stock Purchase Plan (the “2003 Plan”).

(2)	Excludes 373,457 restricted shares. No exercise price is required to be paid upon the vesting of restricted shares.

No employment or other agreements provide for the issuance of any shares of capital stock. There are no other options, warrants or other rights to purchase securities of the Company, other than options to purchase Common Stock issued under the Company’s 2000 Plan and rights to purchase Common Stock issued under the Company’s 2003 Plan.

COMPENSATION COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

      The Board of Directors appointed a Compensation Committee comprised of the undersigned, Messrs. Jennings, Legler, and Martinez. Members of the Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors. The Compensation Committee is responsible for establishing and administering executive compensation programs including administration of the 2000 Commercial Net Lease Realty, Inc. Performance Incentive Plan (the “2000 Plan”) and the 2003 Employee Stock Purchase Plan (the “2003 Plan”), as well as approval of changes in directors’ compensation. The Compensation Committee currently operates under a written charter adopted by the Board of Directors in November 2003, a copy of which is available on the Company’s website at www.nnnreit.com.

      The Compensation Committee believes the Company’s degree of success is largely attributable to the talent and dedication of its associates and to the management and leadership efforts of its executive officers. The goal of the Compensation Committee is to establish a compensation program that will attract and retain talented corporate officers, motivate them to perform to their fullest potential, as well as align their long-term interests with the interests of the Company’s stockholders.

      Historically, the key elements in the Company’s executive compensation program have consisted of salary, annual bonus (which may be paid in cash and/or restricted stock) and long-term incentive compensation (paid in restricted stock). In making compensation decisions, the Compensation Committee considers the compensation practices and financial performance of other REIT industry participants and from time to time receives assessments and advice regarding compensation practices from independent compensation consultants. In evaluating performance, the Compensation Committee considers quantitative and qualitative improvement in the Company’s Funds From Operations (“FFO”), capital structure, absolute and relative shareholder returns and individual performance and contribution to corporate goals and objectives. Additionally, the Compensation Committee makes a subjective assessment of the general performance of the Company, the officer’s contribution to the Company’s performance, the officer’s anticipated performance and contribution to the Company’s achievement of its long-term goals and the position, level, and scope of the officer’s responsibility.

      In keeping with its belief that tying the financial interests of executive officers of the Company to those of the shareholders will result in enhanced alignment of interests and shareholder value, the Committee has evaluated the stock ownership levels of executive management and determined them to be adequate. The Committee also established stock ownership guidelines of $50,000 for directors.

      For 2003, Mr. Seneff received total cash payments of $150,000 in salary. The Compensation Committee considered this level of payment appropriate in light of Mr. Seneff’s responsibilities and the Company’s performance. A bonus of $123,750 was paid to Mr. Seneff in 2004 based on FFO per share results, capital structure improvement, and total shareholder return for 2003. Additionally, 10,571 shares of restricted common stock were awarded as long-term incentive compensation as a result of the outperformance of total shareholder returns relative to REIT and general equity market indices for the past three, five and ten year periods. Salary increases in 2003 for Executive Officers were based on FFO per share targets, individual performance, position, tenure, experience, leadership and competitive data in compensation surveys of comparable companies.

      In November 2003, the Compensation Committee recommended, and the Board of Directors unanimously approved, director compensation commencing in fiscal year 2004 as follows: (a) annual retainer of $20,000 per year for each director; (b) restricted stock grant of 1,500 shares of common stock per year for each director vesting over a two year period; (c) meeting fees of $1,000 per Board meeting or committee meeting attended, and $500 per telephonic Board meeting or committee meeting attended; (d) chairmanship fees of $12,000 per year for Chairman of the Board of Directors, $10,000 per year for Chairman of Audit Committee, and $6,000 per year for Chairman of the Compensation, Governance and Nominating, and other committees; and (e) new director initial restricted stock grant of 2,500 shares of common stock, vesting over a two year period.

COMPENSATION COMMITTEE

Richard B. Jennings, Chairman
Robert C. Legler
Robert Martinez

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder return on the Company’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends (“NNN”), with the National Association of Real Estate Investment Trusts Equity Index (“NAREIT”) and the S&P 500 Index (“S&P 500”) for the five-year period commencing January 1, 1999 and ending December 31, 2003. The graph assumes the investment of $100 on January 1, 1999.

Comparison of Five-Year Cumulative Total Return

Index Total Annual Return

(As of December 31, 2003)

PROPOSAL II

PROPOSAL TO APPROVE AN AMENDMENT
TO THE COMPANY’S CHARTER
TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
FOR THE STOCKHOLDERS TO APPROVE CERTAIN TRANSACTIONS

      The Board of Directors of the Company has unanimously approved and directed that there be submitted to the Company’s stockholders for their approval a proposal to amend the charter to eliminate supermajority voting requirements for certain extraordinary transactions. The current charter does not specify the vote required to amend the charter or to enter into a consolidation, merger, share exchange or transfer of assets. Generally, the Maryland General Corporation Law, or MGCL, requires the approval of a supermajority vote (two-thirds of the outstanding shares of stock eligible to vote on such matters) for such extraordinary actions. The MGCL, however, permits the Company to amend its charter to specify a lesser proportion of votes so long as the proportion is not less than a majority of all of the votes entitled to be cast on the matter.

      The text of the proposed amendments is set forth below:

RESOLVED, that Article XI of the Company’s charter be amended by renaming it “AMENDMENT AND CERTAIN EXTRAORDINARY ACTIONS” and restating it as follows:

Section 1. Amendment

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its Charter and any other provisions authorized by the laws of the State of Maryland at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholder, directors or any other persons whomsoever by and pursuant to this Charter in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI, provided, however, that any amendment or repeal of Articles VIII, IX or this Article XI of this Charter shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. Subject to the provisions of any class or series of Preferred Stock at the time outstanding, this Charter may be amended by the affirmative vote of the holders of not less than a majority of the Common Stock then outstanding and entitled to vote thereon.

Section 2. Consolidation, Merger, Share Exchange or Transfer of Assets.

Subject to the provisions of any class or series of Preferred Stock at the time outstanding, the Board of Directors shall have the power to (i) consolidate the Corporation with one or more other entities into a new entity, (ii) merge the Corporation into another entity, (iii) effect a share exchange with another domestic or foreign corporation or other entity or (iv) sell or otherwise dispose of all or substantially all of the Corporation’s assets; provided, however, that such action shall have been approved by the holders of not less than a majority of the Common Stock then outstanding and entitled to vote thereon.

      By not specifying a lesser proportion of votes than the MGCL supermajority requirements, the Company’s charter discourages charter amendments and hostile tender offers, particularly those in which an outsider may acquire only that portion of the Company stock necessary to effect control of the Company or a business combination with a view to a subsequent business combination, whether favorable or unfavorable to Company management. Such requirements also have the arguably negative effect of disproportionately benefiting a minority of Company stockholders by giving such stockholders in effect veto power over charter amendments or combinations regardless of whether the transaction is desired by or beneficial to holders of a majority of the Company’s stock and Company management.

      The proposed amendments would make it easier for the Company to amend its charter and to acquire, or be acquired by, other entities. The Company’s Board of Directors believes that removal of the supermajority voting requirements will ultimately enhance stockholder value by fostering growth through acquisitions.

      The proposed amendments would not affect the voting rights of holders of the Company’s 9% Series A Non-Voting Preferred Stock, or Series A Preferred, and 6.70% Series B Cumulative Convertible Perpetual Preferred Stock, or Series B Preferred. Currently the approval of a supermajority (two-thirds of the outstanding shares) of the Series A Preferred voting separately as a class is required to authorize or increase the authorized amount of a class of securities senior to the Series A Preferred or amend the charter to adversely affect any right, preference, privilege or voting power of the Series A Preferred. Similarly, the approval of a supermajority (two-thirds of the outstanding shares) of the Series B Preferred voting separately as a class is required to authorize or increase the authorized or issued amount of a class of securities senior to the Senior B Preferred or amend the charter to adversely affect the distribution, conversion, voting, redemption, liquidation or other right of the Series B Preferred so long as The County Employees’ And Officers’ Annuity & Benefit Fund of Cook County beneficially owns at least fifty percent of the outstanding shares of Series B Preferred.

      The proposed amendment, if approved by stockholders, will become effective on the date such amendment is filed with the Maryland Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the amendment will be made as soon after the annual meeting as practicable.

      The Board of Directors recommends that stockholders vote FOR this proposal to amend the Company’s charter.

PROPOSAL III

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO

INCREASE THE NUMBER OF AUTHORIZED SHARES

      The Board of Directors of the Company has unanimously approved and directed that there be submitted to the Company’s stockholders for their approval a proposal to amend the Company’s charter to increase the number of authorized shares of common stock from ninety million (90,000,000) shares to one hundred ninety million (190,000,000) shares. In consideration of such increase, the Board of Directors has also unanimously approved and directed that there be submitted to the Company’s stockholders for their approval a corresponding increase in the number of authorized shares of excess stock from one hundred five million (105,000,000) shares to two hundred five million (205,000,000) shares.

      The text of the proposed amendment is set forth below:

RESOLVED, that Article VI, Section 1 of the Company’s charter be amended by restating it as follows:

The total number of shares of all classes of capital stock that the Corporation has authority to issue is four hundred ten million (410,000,000) shares consisting of (i) one hundred ninety million (190,000,000) shares of common stock, par value $0.01 (the “Common Stock”); (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.01 (the “Preferred Stock”); and (iii) two hundred five million (205,000,000) shares of excess stock, par value $0.01 (the “Excess Stock”). The aggregate par value of all of the authorized shares of all classes of capital stock having a par value is 4,100,000.

      The Board of Directors recommends the increase in order to provide a sufficient reserve of common shares for our present and future needs and growth. The Board of Directors believes that prudent corporate governance includes the Company having a substantial number of authorized but unissued common shares available. Stockholder approval of the proposed amendment would substantially increase the number of common shares authorized for issuance under the charter. If the stockholders approve the increase in shares, the Company may issue the additional shares of common stock from time to time for such purposes and consideration as the Board of Directors may approve without further stockholder action.

      The proposed additional common shares would have rights identical to currently outstanding common shares. Approval of the proposal and issuance of the additional common shares would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of the common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock.

      The Board of Directors also recommends a corresponding increase in the number of shares of excess stock in order to ensure compliance with the ownership limits in the Company’s charter necessary to maintain its status as a real estate investment trust. In the event that any stockholder acquires common or preferred shares in excess of the ownership limit, the proposed increase would ensure that the Company could issue a sufficient number of excess shares necessary to comply with these restrictions.

      The existence of a large number of authorized but unissued shares of common stock could hinder or frustrate a takeover of the Company without further action by the stockholders. If the stockholders approve this proposal, the Company will be able to issue additional shares of common stock and the Board of Directors will have greater flexibility in responding to a merger or acquisition bid by placing blocks of shares with persons friendly to the Company, or by taking other steps to prevent an acquisition of the Company under circumstances that the Board of Directors does not believe to be in the Company’s best interest. The Board of Directors is not currently aware of any pending capital transactions, corporate acquisitions, takeover proposals or other similar events involving the Company.

      The proposed amendment, if approved by stockholders, will become effective on the date such amendment is filed with the Maryland Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the amendment will be made as soon after the annual meeting as practicable.

      The Board of Directors recommends that stockholders vote FOR this proposal to amend the Company’s charter.

PROPOSAL IV

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S BYLAWS

TO CONFORM THE DEFINITION OF “INDEPENDENT” DIRECTOR
TO CORPORATE GOVERNANCE RULES

      In the wake of the corporate scandals that have recently impacted Wall Street, the U.S. Congress, the Securities and Exchange Commission and the New York Stock Exchange have adopted various corporate governance reforms, including the passage of the Sarbanes-Oxley Act in July 2002. The Act requires among other matters that all members of the Audit Committee of a public company be “independent” as defined in the Act and the rules promulgated by the SEC thereunder. In addition, the NYSE adopted new listing standards requiring a majority of the board of directors of a listed or quoted company to be “independent”, as defined in the NYSE rules. The NYSE also adopted standards containing independence requirements for Audit Committee membership in addition to those adopted by the SEC, and required listed companies form nominating/ corporate governance and compensation committees composed entirely of directors meeting such independence requirements.

      In response to these developments, we have adopted a series of “best practices” corporate governance procedures and documents, consisting of:

•	the adoption of a code of business conduct covering all of our directors, officers and employees;

•	the adoption of corporate governance guidelines;

•	the adoption of a whistleblower procedure for the reporting of accounting-related concerns;

•	amendments to our bylaws;

•	the adoption of disclosure controls and procedures;

•	the formation of a Governance and Nominating Committee and the adoption of a charter for such committee;

•	the adoption of an amended Audit Committee charter; and

•	the adoption of a Compensation Committee charter.

      In addition to amendments to the bylaws previously adopted by the Board of Directors, which took effect on November 11, 2003, the Board has adopted further proposed amendments to our bylaws to make them consistent with our “best practices” corporate governance procedures and documents, and to update them to reflect the current activities of the Company. Article X of our bylaws, however, requires that the Company’s stockholders approve any amendment to the sections of the bylaws regarding director independence.

      The Board of Directors of the Company has unanimously approved and directed that there be submitted to the Company’s stockholders for their approval a proposal to amend the bylaws to conform the definition of “independent” director to recently adopted corporate governance rules in accordance with current “best practices” in corporate governance.

      The text of the proposed amendment is set forth below:

RESOLVED, that Article III, Section 3 of the Company’s bylaws be amended by restating it as follows:

Section 3. Composition. A majority of the members of the Board of Directors shall, except during the period of a vacancy or vacancies therein, be “Independent Directors,” as such term is defined or construed from time to time in the Exchange Act and the rules and regulation of the Securities and Exchange Commission, the rules and regulations of any stock exchange or automated interdealer quotation system on which any shares of stock of the Corporation are listed or quoted, and other laws and regulations applicable to the Corporation.

      The definition of an “independent” director currently contained in the bylaws is less restrictive than that the SEC and the NYSE now require the Company to use. The current bylaws identify certain directors who would not be considered as independent, including those affiliated, directly or indirectly, with any entity to whom the Board of Directors has delegated management duties, and those who have performed services for the Company other than in his or her capacity as director. Under the NYSE definition, however, the Company may not consider as independent any director who has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The NYSE definition provides that a material relationship may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and that the Board of Directors should consider all relevant facts and circumstances from not only the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The NYSE definition also provides that the Company may not consider as independent directors who have enjoyed certain relationships with the Company within the past three years, including but not limited to directors employed by the Company and/or directors receiving more than $100,000 per year in direct compensation from the Company within the past three years.

      In addition, the definition contained in the bylaws is inconsistent with the approach taken by the NYSE regarding the role and responsibility of the Board of Directors in reviewing the independence of each director. Currently, the Board of Directors is obligated by the bylaws to determine whether or not any of the directors would fail to satisfy a specific objective test set forth in the bylaws. If a director satisfies the specified tests, the director must be classified as “independent.” The Board has no obligation to make additional inquiries or to take into account other relationships with the Company in order to classify a director as “independent.” In contrast, the NYSE rules specifically require the Board of Directors to make an affirmative determination that each “independent” director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.

      After careful consideration of the definition contained in the Articles, the definition set forth in the recently adopted SEC and NYSE rules, and the purposes for each definition, the Board of Directors has determined that it is advisable and in the best interest of the stockholders of the Company that a single, consistent definition of “independent” be used to determine the independence of a director. The Board believes that it would be, at best, confusing, and possibly unworkable, to have different definitions of independence governing its directors. The Board of Directors also determined that the definitions recently adopted under the federal securities laws and the NYSE listing standards is the more appropriate definition because it requires, before a director may be considered to be “independent,” an in-depth analysis by the full Board of Directors of all relationships between that director and the Company and the Board’s determination that these relationships are unlikely to affect the director’s ability to exercise independent judgment in acting as one of the Company’s directors.

      The proposed amendment, if approved by stockholders, will become effective on the date such amendment is approved by the stockholders.

      The Board of Directors recommends that stockholders vote FOR this proposal to amend the Company’s bylaws.

PROPOSAL V

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S BYLAWS

TO MODIFY THE PROCEDURE FOR
FILLING VACANCIES ON THE BOARD OF DIRECTORS

      The Board of Directors of the Company has unanimously approved and directed that there be submitted to the Company’s stockholders for their approval a proposal to amend the bylaws to modify the procedure for filling vacancies on the board of directors in accordance with current “best practices” in corporate governance.

      The text of the proposed amendment is set forth below:

RESOLVED, that Article III, Section 5 of the Company’s bylaws be amended by restating it as follows:

Section 5. Vacancies. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these By-laws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Subject to the rights of holders of one or more classes or series of preferred shares then outstanding, any vacancy on the Board of Directors (including a vacancy created by an increase in the number of Directors) shall be filled by a majority of the remaining Directors or, if the remaining Directors fail to act or there is no remaining Director, by the votes of holders of at least a majority of the shares of Stock entitled to vote thereon and present in person or by proxy at any meeting of the Stockholders called for that purpose. Any individual so elected as Director shall hold office for the unexpired term of the Director he or she is replacing.

      The current bylaws restrict the ability of directors to fill vacancies on the Board of Directors by providing that only directors who qualify as independent may vote to fill vacancies in directorships formerly held by independent directors. Similarly, the current bylaws provide that only directors who do not qualify as independent directors may vote to fill vacancies in directorships formerly held by non-independent directors. This procedure is not required by the rules recently promulgated by the SEC and the NYSE, and increase the risk that a deadlock will result when eligible directors vote to fill a vacancy by decreasing the pool of directors eligible to vote.

      Moreover, the current bylaws permit only stockholders to fill vacancies resulting from the removal of a director. Doing so limits the ability of the Board of Directors to act quickly to fill a vacancy created by the removal of a director and requires the Company to incur the cost and administrative burden of a stockholder meeting in order to do so.

      To resolve these issues, the proposed amendment to the bylaws permits all of the directors to vote to fill Board vacancies regardless of whether the departing director qualifies as an independent director or not, improving the selection process by enabling all Board members to participate. To ensure that the Board selects a sufficient number of candidates meeting the independence criteria promulgated by the SEC and by the NYSE, the bylaws require that the Board consist of a majority of independent directors. Finally, in the event that directors fail to act due to a voting deadlock or otherwise, the proposed amendment expands the rights of the Company’s stockholders by permitting them to vote to fill a vacancy with the votes of holders of at least a majority of the shares entitled to vote thereon.

      The proposed amendment, if approved by stockholders, will become effective on the date such amendment is approved by the stockholders.

      The Board of Directors recommends that stockholders vote FOR this proposal to amend the Company’s bylaws.

PROPOSAL VI

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S BYLAWS

TO MODIFY THE REQUIREMENTS FOR STOCKHOLDER APPROVAL OF
AMENDMENTS TO THE BYLAWS IN ACCORDANCE WITH
CURRENT “BEST PRACTICES” IN CORPORATE GOVERNANCE

      The Board of Directors of the Company has unanimously approved and directed that there be submitted to the Company’s stockholders for their approval a proposal to amend the Bylaws to modify the requirements for stockholder approval of amendments to the Bylaws in accordance with current “best practices” in corporate governance.

      The text of the proposed amendments is set forth below:

RESOLVED, that Article XI of the Company’s bylaws be amended by redesignating it Article X and restating it as follows:

Section 1. Amendment by Stockholder. Any provision of these By-laws may be adopted, altered or repealed by the Stockholders at any meeting of Stockholders called for that purpose, by the affirmative vote of holders of not less than a majority of the shares then outstanding and entitled to vote.

Section 2. Amendment by Directors. Except as otherwise provided in any By-law adopted pursuant to Section 1 of this Article X, any provision of these By-laws may be adopted, altered or repealed by the Directors, provided that the Directors may not repeal Section 1 of this Article X or increase the stockholder vote required thereunder.

      The current bylaws permit the Board of Directors to amend all sections of the bylaws except for those regarding director independence, Board vacancies, Board committees and the procedure for amendment of the bylaws. Stockholders may amend the bylaws upon a supermajority (two-thirds) vote of all shares outstanding and entitled to vote. The provisions regarding director independence and Board committees are all governed by rules recently promulgated by the SEC and the NYSE in response to the Sarbanes-Oxley Act of 2002, and agreed upon best corporate practice derived from such rules. The SEC and the NYSE may promulgate additional rules regarding these matters, requiring the Company to amend its bylaws further in order to ensure that it meets these requirements. The current bylaws would require the Company to convene a meeting of its stockholders in order to do so, causing administrative expense and significant delay before the Company could amend its bylaws to conform to the new requirements. Moreover, the supermajority voting requirement has the arguably negative effect of disproportionately benefiting a minority of Company stockholders by giving such stockholders in effect veto power over bylaw amendments regardless of whether the amendment is desired by or beneficial to holders of a majority of the Company’s stock and Company management.

      The proposed amendment permits the Board to amend the provisions in the bylaws regarding director independence and Board committees without further action by the stockholders, ensuring that the Company can amend its bylaws quickly to comply with SEC and NYSE regulations in the event that such amendments are necessary. The proposed amendment also eliminates the supermajority voting requirement for stockholders, permitting stockholders to amend any section of the bylaws upon a vote of a majority of those shares outstanding and entitled to vote. The amendment will ensure that a minority of the stockholders will not have veto power over amendments.

      The proposed amendment also protects the right of stockholders to amend the bylaws by providing that the Board may not repeal the stockholders’ right to amend the bylaws or increase the majority voting requirement. The proposed amendment also indicates that stockholders may provide in any amendment that such amendment may not be repealed by the Board.

      The proposed amendment, if approved by stockholders, will become effective on the date such amendment is approved by the stockholders.

      The Board of Directors recommends that stockholders vote FOR this proposal to amend the Company’s bylaws.

SECURITY OWNERSHIP

      The following table sets forth, as of May 1, 2004, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company’s Common Stock, by each director and nominee, by each of the executive officers named in “Executive Compensation,” above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

	Number of Shares		Percent
Name and Address of Beneficial Owner	Beneficially Owned		of Shares

Robert A. Bourne(1)	583,321	(3)	1.1%
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
David W. Cobb(4)	39,249	(5)	*	(6)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Kevin B. Habicht(7)	334,633	(8)	*	(6)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Clifford R. Hinkle(1)	91,822	(9)	*	(6)
111 South Monroe Street, Suite 2000B
Tallahassee, Florida 32301
Richard B. Jennings(1)	10,128	(10)	*	(6)
300 Park Avenue, 17th Floor
New York, NY 10022
Ted B. Lanier(1)	47,672	(11)	*	(6)
1818 Windmill Drive
Sanford, North Carolina 27330
Robert C. Legler(1)	5,332	(12)	*	(6)
251 Silver Moss Drive
Vero Beach, FL 32963
Craig Macnab(2)	100,000	(18)	*	(6)
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Robert Martinez(1)	6,457	(13)	*	(6)
777 S. Harbour Island Blvd.
Tampa, FL 33602

	Number of Shares		Percent
Name and Address of Beneficial Owner	Beneficially Owned		of Shares

Gary M. Ralston(19)	793,409	(14)	1.5%
450 South Orange Avenue, Suite 900
Orlando, FL 32801
James M. Seneff, Jr.(1)	2,382,913	(15)	4.6%
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Dennis E. Tracy(4)	155,833	(16)	* (6)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Julian E. Whitehurst(2)	40,049	(17)	* (6)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
All directors and executive officers as a group (12 persons)	3,797,409(3) (5)(8)(9) (10)(11)(12) (13)(15)(16) (17)(18)		7.4%

(1)	A director of the Company.

(2)	An executive officer of the Company.

(3)	Includes 3,976 shares held by Mr. Bourne as custodian for his minor children, 2,500 shares subject to currently exercisable options and 500 restricted shares for which Mr. Bourne holds sole voting power.

(4)	An executive officer of Services.

(5)	Includes 28,926 restricted shares for which Mr. Cobb holds sole voting power.

(6)	Less than 1 percent.

(7)	An executive officer and director of the Company.

(8)	Includes 148,000 shares subject to currently exercisable options and 49,602 restricted shares for which Mr. Habicht holds sole voting power.

(9)	Includes 19,997 shares subject to currently exercisable options, 3,650 shares held by Mr. Hinkle’s spouse, 50,000 shares held by Flagler Holdings, Inc., in which Mr. Hinkle has a 27 percent interest and holds sole voting and investment power over Company shares, and 500 restricted shares for which Mr. Hinkle holds sole voting power.

(10)	Includes 5,000 shares subject to currently exercisable options and 500 restricted shares for which Mr. Jennings holds sole voting power.

(11)	Includes 10,000 shares held by Mr. Lanier’s spouse, 19,997 shares subject to currently exercisable options, 5,000 shares held in a trust in which Mr. Lanier is the sole Trustee and for which Mr. Lanier disclaims any beneficial ownership and 500 restricted shares for which Mr. Lanier holds shared voting power.

(12)	Includes 832 shares subject to currently exercisable options, 2,500 shares held in trust in which Mr. Legler is the sole Trustee and for which Mr. Legler disclaims any beneficial ownership and 500 restricted shares for which Mr. Legler holds sole voting power.

(13)	Includes 832 shares subject to currently exercisable options, 3,625 shares held in trust in which Mr. Martinez is the sole Trustee and for which Mr. Martinez disclaims any beneficial ownership and 500 restricted shares for which Mr. Martinez holds sole voting power.

(14)	Includes 238,000 shares subject to currently exercisable options.

(15)	Includes 1,616,600 shares owned by CNL Financial Group, Inc. and CFG Investments, which are wholly-owned subsidiaries of CNL Holdings, Inc., in which Mr. Seneff and his spouse own 100% of the outstanding stock, 46,000 shares subject to currently exercisable options and 33,988 restricted shares for which Mr. Seneff holds sole voting power. In addition, 6,100 of these shares are held by a trust, of which Mr. Seneff serves as trustee and for which Mr. Seneff disclaims beneficial ownership.

(16)	Includes 35,500 shares subject to currently exercisable options and 28,794 restricted shares for which Mr. Tracy holds sole voting power.

(17)	Includes 33,426 restricted shares for which Mr. Whitehurst has sole voting power.

(18)	Includes 80,000 restricted shares for which Mr. Macnab has sole voting power.

(19)	Resigned as an executive officer and director of the Company on May 1, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company’s review of the copies of such forms it has received, written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year and other information known to the Company, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions filed during fiscal year 2003, except for Dennis E. Tracy, who was late filing one Form 4 resulting in three transactions in which Mr. Tracy disposed of a total of 7,200 shares of common stock not being reported on a timely basis.

CERTAIN TRANSACTIONS

      In May 2002, the Company purchased a combined 25% partnership interest for $750,000 in CNL Plaza, Ltd. and CNL Plaza Venture, Ltd. (collectively, “Plaza”). Affiliates of James M. Seneff, Jr., an officer and director of the Company, and Robert A. Bourne, a member of the Company’s Board of Directors, own the remaining partnership interests. The Company has severally guaranteed 41.67% of a $15,500,000 unsecured promissory note on behalf of Plaza. The maximum obligation to the Company is $6,458,300 plus interest. Interest accrues at a rate of LIBOR plus 200 basis points per annum on the unpaid principal amount. This guarantee will continue through the loan maturity in November 2004. For the year ended December 31, 2003, the Company received $372,000 in distributions and recognized a loss of $224,000 from Plaza.

      The Company leases its office space from Plaza, an affiliate of Messrs. Seneff and Bourne. The Company’s lease expires in October 2014. During the year ended December 31, 2003, the Company and Services incurred rental expenses in connection with the lease of $1,083,000. The Company subleases a portion of its office space to CCF, CNL APF Partners, LP and CNL Restaurant Capital, LP, entities in which Mr. Seneff is a director, executive officer and minority shareholder. During the year ended December 31, 2003, the Company earned $338,000 in rental income and accrued rental income related to these subleases.

      During the year ended December 31, 2003, CNL Shared Services, Inc. and CNL Financial Group, Inc., affiliates of Mr. Seneff, provided certain administrative, tax and technology services to the Company and Services. In connection therewith, the Company and Services paid $1,363,000 in fees relating to these services. Mr. Seneff is the Chairman of the Board, Chief Executive Officer, a director, and principal stockholder of CNL Financial Group, Inc., which wholly owns CNL Shared Services, Inc.

      The Company’s existing Amended and Restated Secured Revolving Line of Credit and Security Agreement (the “Security Agreement”) with Services was modified by the Company to decrease the borrowing capacity from $85,000,000 to $35,000,000. The credit facility is secured by a first mortgage on Services’ properties and bears interest at prime rate plus 0.25% per annum. The outstanding principal balance of the mortgage at December 31, 2003 was $12,588,000, and bore interest at a rate of 4.25% per annum. The largest amount of aggregate indebtedness outstanding under the credit facility during 2003 was $23,500,000.

Messrs. Seneff, Ralston and Habicht collectively own 100% of the voting common stock of Services, which represents a 1.3% equity interest. In January 2003, the Company terminated an $11,000,000 secured revolving line of credit and security agreement with RE-Stores, Inc.

      The Company has three secured revolving lines of credit and security agreements with wholly-owned subsidiaries of Services (the “Subsidiary Agreements”). The Company has a line of credit and security agreement with CNLRS Exchange I, Inc. and CNLRS Funding, Inc. in the amount of $25,000,000 and $45,000,000, respectively. In May 2003, the Company modified an existing secured revolving line of credit and security agreement with CNLRS Equity Ventures, Inc., one of the wholly-owned subsidiaries of Services, to increase the borrowing capacity from $15,000,000 to $45,000,000. The Subsidiary Agreements provide for an aggregate borrowing capacity of $115,000,000 and bear interest at prime rate plus 0.25% per annum. The aggregate outstanding principal balance of the Subsidiary Agreements at December 31, 2003 was $42,646,000, and bore interest at a rate of 4.25% per annum. The largest amount of aggregate indebtedness outstanding under the Subsidiary Agreements during 2003 was $83,900,000. The Security Agreement and the Subsidiary Agreements provide an aggregate borrowing capacity of $150,000,000 to Services and its wholly-owned subsidiaries and each agreement has an expiration date of May 9, 2006.

      In connection with the mortgages and other receivables from Services and its wholly-owned subsidiaries, the Company received $2,958,000 in interest and fees during the year ended December 31, 2003. In addition, Services paid the Company $1,583,000 for accounting, executive, technology and office space costs incurred on behalf of the Company during the year ended December 31, 2003.

      In September 2000, a wholly-owned subsidiary of Services entered into a $6,000,000 promissory note with an affiliate in which James M. Seneff, Jr. and Kevin B. Habicht, each of whom is an officer and director of the Company, and Gary M. Ralston, formerly an officer and director of the Company, own a majority equity interest. The note was secured by the affiliate’s common stock in CNL Commercial Finance, Inc. (“CCF”), a wholly-owned subsidiary of the affiliate. In July 2003, the promissory note was paid in full. In addition, the wholly-owned subsidiary of Services has an option with the affiliate to purchase up to 80 percent of all the common shares of CCF equal to the purchase price paid by the affiliate for such common stock. The option expires on December 31, 2010.

      In September 2000, CNLRS Funding, Inc., a wholly-owned subsidiary of Services, entered into a $15,000,000 line of credit agreement with CCF. Interest, which is at a rate of 500 basis points above LIBOR, is payable monthly and the principal balance is due in full upon termination of the line of credit on March 31, 2004. In December 2003, the line of credit was amended to increase the borrowing capacity to $35,000,000. As of December 31, 2003, $16,600,000 was outstanding and $18,400,000 was available for future borrowings on the line of credit. The largest amount of aggregate indebtedness outstanding under the line of credit during 2003 was $29,100,000. The line of credit is collateralized by substantially all of the assets of CCF.

      In 2002, the Company extended the maturity dates to dates between June and December 2007 on four mortgages with an original aggregate principal balance totaling $8,514,000 that are held with Colonial Investors, Ltd., Hillcrest Plaza Investors, Ltd. and Indian Woods Associates, Ltd., entities in which James M. Seneff, Jr., an officer and director of the Company, and Robert A. Bourne, a member of the Company’s Board of Directors, are the general partners and hold 2.5%, 9.0% and 0.5%, respectively, of the outstanding interests. The mortgages bear interest at a weighted average of 8.95%, with interest payable monthly or quarterly. As of December 31, 2003, the aggregate principal balance of the four mortgages was $2,935,000. The largest amount of aggregate indebtedness outstanding under the mortgages during 2003 was $3,358,000. In connection therewith, the Company recorded $281,000 as interest from unconsolidated affiliates and other mortgage receivables during the year ended December 31, 2003.

      The Company has entered into five limited liability company (“LLC”) agreements with CCF: CNL Commercial Mortgage Holdings I, LLC (“CCMH I”) in June 2001; CNL Commercial Mortgage Holdings II, LLC (“CCMH II”) in December 2001; CNL Commercial Mortgage Holdings III, LLC (“CCMH III”) in June 2002; CNL Commercial Mortgage Holdings IV, LLC (“CCMH IV”) in December 2002; and CNL Commercial Mortgage Holdings V, LLC (“CCMH V”) in July 2003. Each of the LLCs holds an interest in mortgage loans and is 100 percent equity financed with no third party debt. The

Company holds a non-voting and non-controlling interest in CCMH I, CCMH II, CCMH III, CCMH IV and CCMH V of 42.7, 44.0, 36.7, 38.3, and 38.4 percent, respectively, in these investments and accounts for its interests under the equity method of accounting. During the year ended December 31, 2003, the Company received $4,211,000 in distributions. In 2003, in connection with a loan to CCF from an affiliate of James M. Seneff, Jr., an officer and director of the Company, the Company pledged a portion of its interest in two of the LLCs as partial collateral for the loan.

      The Company had guaranteed bank loans to James M. Seneff, Jr. and Dennis E. Tracy, each of whom is an officer and director of the Company or its affiliates, and Gary M. Ralston, formerly an officer and director of the Company, totaling $3,746,000. Each of the loans is full recourse to the respective officer and is collateralized by the common shares of the Company that were purchased with the proceeds from the loan. In July 2003, the Company was released as a guarantor on each of the bank loans.

INDEPENDENT AUDITORS

      Upon recommendation of and approval by the Audit Committee, KPMG LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

      A representative of KPMG LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

      Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2005 must be received at the Company’s office at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, no later than February 10, 2005.

      Stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so by notice delivered to the Secretary of the Company. The proxy for the 2005 annual meeting will grant discretionary authority to vote with regard to nominations and proposals unless (a) notice is received by April 26, 2005 and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Securities Exchange Act of 1934, as amended, are met. The Company requests that such stockholder notice set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the SEC; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (c) as to the stockholder, (i) the name and address of such stockholder, (ii) the class or series and number of shares of stock of the Company which are owned beneficially and of record by such stockholder, and (iii) the date(s) upon which the stockholder acquired ownership of such shares.

ANNUAL REPORT

      A copy of the 2003 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge by writing to Julian E. Whitehurst, Secretary, Commercial Net Lease Realty, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

By Order of the Board of Directors,

/s/ JULIAN E. WHITEHURST

Julian E. Whitehurst
Executive Vice President,
General Counsel and Secretary

June 9, 2004

Orlando, Florida

Annex A

COMMERCIAL NET LEASE REALTY, INC.

AUDIT COMMITTEE CHARTER

Purpose:

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Commercial Net Lease Realty, Inc. (the “Company”) in fulfilling its oversight responsibilities relating to: (a) the integrity of the financial reports and other financial information provided by the Company to the public; (b) the Company’s compliance with legal and regulatory requirements, (c) the systems of internal controls; (d) the performance of the Company’s internal audit function and the internal auditors; (e) the independence, qualifications and performance of the Company’s independent auditor; (f) the Company’s accounting and financial reporting processes generally; and (g) such other responsibilities as may be delegated to the Committee by the Board from time to time. The Committee is responsible for appointment, compensation and oversight of the Company’s independent auditors who shall report directly to the Committee and are ultimately accountable to the Board and the Committee.

Composition:

      The Committee shall be comprised of three (3) or more members who are “independent,” as such term is defined or construed from time to time in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”), the New York Stock Exchange’s Listed Company Manual (the “NYSE Manual”) and other laws and regulations applicable to the Company and the Committee. In addition, all members of the Committee must possess the requisite financial knowledge and accounting or related financial management experience to fulfill their duties, and the Committee shall endeavor to include in its membership at least one (1) member that qualifies as an “audit committee financial expert” as that term is defined or construed from time to time in the Exchange Act, the NYSE Manual and other laws and regulations applicable to the Company and the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

      Prior to approving a director’s appointment to the Committee, the Board shall have determined, upon the advice of the Governance and Nominating Committee of the Company (“Governance Committee”): (a) that such director satisfies the foregoing independence requirements as well as any additional independence requirements established from time to time by the Governance Committee in the Company’s Corporate Governance Guidelines (the “Guidelines”); (b) in the exercise of its business judgment, that such director has the requisite financial and accounting knowledge to serve on the Committee; and (c) whether such director qualifies as an “audit committee financial expert.”

      No member of the Committee shall simultaneously serve on the audit committee of more than two (2) public companies (excluding service on the Audit Committee of the Company) unless the Board has made a determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

      The Governance Committee shall recommend to the full Board for its approval: (a) which directors should serve on the Committee; (b) who shall serve as chairman of the Committee; (c) whether additional directors should be appointed to the Committee; and (d) whether any directors should be removed from the Committee. If a chairman is not elected by the Board, the members of the Committee may designate a chairman by majority vote of the full Committee.

Compensation:

      The Committee members shall be entitled to compensation for being members of the Committee as such fees are established from time to time by the Board in accordance with the Guidelines. Each member of the Committee shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by such member in attending meetings of the Committee and in performing duties as a member of the Committee. No member of the Committee shall receive from the Company any compensation other than fees for serving as a director and a member of the Committee or any other committee of the Board.

Meetings:

      The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately.

      Meetings of the Committee shall be called by the Chairman of the Committee, the Chief Executive Officer of the Company or majority of the members of the Committee. Except for any regular meeting of the Committee, notice of any meeting of the Committee shall be given in the manner provided for in the By-laws of the Company for meetings of the Board and its committees.

      The provisions set forth in the Company’s By-laws for meetings of the Board and its committees shall govern the quorum and voting requirements for all meetings of the Committee.

      The Committee shall be required to keep a record of its actions and proceedings and shall report to the Board at the next meeting of the Board following the Committee meeting with such report to include recommendations for Board actions when appropriate.

      As necessary or desirable, the Chairman of the Committee may request that members of management, independent consultants, and representatives of the independent auditors be present at meetings of the Committee. In addition, all Board members are encouraged to attend meetings of the Committee.

Duties, Powers and Responsibilities:

      The Committee’s specific duties, powers and responsibilities in carrying out its oversight role are delineated in the Audit Committee Powers and Responsibilities Checklist. The checklist will be updated periodically, and at least annually, to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee powers and responsibilities, the most recently updated checklist will be considered to be an addendum to this charter.

Disclosure of Charter:

      This charter, including the most recently updated Audit Committee Powers and Responsibilities Checklist, will be made available on the Company’s website at www.nnnreit.com.

Initially adopted: November 10, 2003
Last revised: November 10, 2003

COMMERCIAL NET LEASE REALTY, INC.

AUDIT COMMITTEE POWERS AND RESPONSIBILITIES CHECKLIST

WHEN PERFORMED
Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

A. Independent Auditors

1.	In the sole discretion of the Committee, retain or terminate the Company’s independent auditor and pre-approve all fees and terms of the audit engagement					X

2.	Approve in advance all tax and non-audit services which may legally be provided to the Company by its independent auditor, including the fees and terms for such services in accordance with Section 10A(i) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder
	The chairman of the Committee shall have the right to pre-approve all such tax and non-audit services on behalf of the Committee and shall promptly advise the remaining members of the Committee of such approval at the next regularly scheduled meeting	X	X	X	X	X

3.	Meet with the independent auditor to review the scope of the annual audit and the audit procedures to be utilized				X

4.	At the conclusion of the audit, review such audit, including any comments or recommendations of the independent auditor. The review will cover any audit problems or difficulties encountered by the independent auditors and management’s response to those items
	Items to be reviewed would include: any restrictions on the scope of the independent auditor’s activities or on access to requested information; any significant disagreements between the independent auditor and management; any accounting adjustments that were noted or proposed by the independent auditor, but were passed (as immaterial or otherwise); any “management” or “internal control‘ letter issued, or proposed to be issued, by the independent auditor to the Company, and management’s responses to such letters; and relevant current accounting rules and developments	X

WHEN PERFORMED
Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

5.	Review with the independent auditor and the Company’s financial management the adequacy and effectiveness of the Company’s internal control over financial reporting, and management’s report, if any, on any significant deficiencies and material weaknesses in internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and report on any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting	X	X	X	X	X

6.	Review the independent auditor’s ability to attest to and report on management’s assertion on its assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K
	[Under proposed rules of the SEC, the requirement that the Company include a report on internal control over financial reporting in its Annual Report on Form 10-K will not be effective until the Annual Report on Form 10-K for the Company’s fiscal year 2004.]	X

7.	Obtain and review, at least annually, a report by the independent auditor describing the auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor and any steps taken to deal with any such issues				X

8.	Review with the Company’s financial management and the independent auditor at least annually the Company’s critical accounting policies and practices and significant accounting judgments and estimates to be used				X	X

9.	Confirm quarterly that the Company’s independent auditor has no conflict of interest with the Company under Section 10A(l) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder	X	X	X	X

10.	Review the annual written statement from the independent auditor delineating all relationships between the independent auditor and the Company, and discussing any relationships which may impact the continued objectivity and independence of the independent auditors				X

WHEN PERFORMED
Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

11.	Evaluating the independent auditor and the lead audit partner on an annual basis, taking into account the opinions of the Company’s management and internal auditors or others performing similar functions	X

12.	Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the lead audit partner or the independent auditor	X

13.	Report the Committee’s conclusions to the full Board with respect to the independent auditor’s qualifications, performance and independence	X			X	X

B. Annual and Quarterly Financial Results and Statements and Public Announcements of Financial Information

1.	Review the annual and quarterly financial results and statements, including the disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditors prior to any filing with the SEC. The review will include the following items:
• any material accounting issues identified by management or the independent auditor and their impact on the financial statements
• any audit problems or difficulties encountered by the independent auditor and management’s response to those items
• the independent auditor’s evaluation of the quality of the disclosure and the content of the financial statements
• any changes in accounting principles and significant judgments and estimates
• the effect of any regulatory and accounting initiatives
• any related party transactions
• any pending litigation and other contingent liabilities
• all off-balance sheet arrangements that either have, or are reasonably likely to have a current or future effect on financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses

WHEN PERFORMED
Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

• the report of the independent auditor required by Section 10A(k) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, including the critical accounting policies and practices used, all alternative methods of financial accounting within GAAP that have been discussed with management, the treatment preferred by the independent auditor, and other material written communications with management
	• other matters required to be communicated by the independent auditor to the Committee under generally accepted auditing standards	X	X	X	X

2.	Review, prior to announcement or distribution to analysts or rating agencies, Company earnings releases and earnings guidance for the purpose of ensuring that such press releases and guidance properly disclose financial information presented in accordance with GAAP and, to the extent pro forma information or non-GAAP financial measures are included, adequately disclose how such pro forma information or non-GAAP financial measure differs from the comparable GAAP information and that such pro forma information or non-GAAP financial measure is not given undue prominence, and to ensure that such press releases and guidance do not otherwise provide misleading presentations of the Company’s results of operations or financial condition	X	X	X	X

C. Other Reports and Certifications

1.	Report to the entire Board, annually, or more often as deemed necessary, on the activities and findings of the Committee, including its recommendation on inclusion of the Company’s audited financial statements into the Company’s Annual Report on Form 10-K	X				X

2.	Prepare the annual report of the Committee’s oversight responsibilities for inclusion in the Company’s annual proxy statement	X

3.	Review the Company’s proxy statement disclosure concerning the independence of the members and the charter of the Committee	X

4.	Review and approve the Company’s certification to the New York Stock Exchange (the “NYSE”) concerning the meetings, membership requirements and charter of the Committee					X

WHEN PERFORMED
Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

5.	Review the annual certification of the Company’s chief executive officer (the “CEO”) to the NYSE that he is not aware of any violation of the NYSE’s listing standards, which certification is to be included in the Company’s Annual Report delivered to shareholders					X

6.	Include a copy of the Committee charter and most recent checklist as an appendix to the proxy statement at least once every three years					X

D. Internal Audit Function

1.	Oversee the internal audit function					X

2.	Review annually the internal audit plan	X

3.	Review the results of the work performed, the adequacy and effectiveness of the controls tested, and any recommendations or problems encountered and management’s response to those items				X

4.	Report the Committee’s conclusions to the full Board with respect to the performance of the internal audit function				X

E. Other Powers and Responsibilities

1.	Review with management, the independent auditor and the internal auditors significant risks or exposures, discussing guidelines and policies to govern this process and assessing steps management has taken to minimize such risks to the Company				X	X

2.	Review the Company’s REIT tax compliance	X	X	X	X

3.	Review and/or reassess the Committee charter and checklist periodically, at least annually, and amend the charter and checklist as conditions dictate	X				X

4.	Obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. The Committee has full power and authority to retain, at the Company’s expense, such outside legal, accounting and other advisors as the Committee deems necessary or appropriate					X

5.	Meet separately, periodically, with each of management, with those responsible for internal audit function and with the independent auditors, to identify issues warranting Committee attention					X

WHEN PERFORMED
Meetings

		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	A/N*

6.	Establish, and review on a periodic basis, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters and investigate any matter relating thereto, with full access to all of the Company’s books, records, facilities and personnel					X

7.	Meet quarterly with the Company’s chief financial officer (the “CFO”) to ascertain the ability of the CFO and the CEO to sign the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, including the reports of the effectiveness of disclosure controls and procedures and any changes in internal control over financial reporting	X	X	X	X

8.	Review and approve, in advance, the hiring of any employee or former employee of the independent auditor					X

9.	Conduct an evaluation of the Committee’s performance on an annual basis	X

COMMERCIAL NET LEASE REALTY, INC.
450 S. ORANGE AVENUE SUITE 900
ORLANDO, FL 32801

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Commercial Net Lease Realty, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMERCIAL NET LEASE REALTY, INC.

Vote on Directors

1.	To elect nine directors to serve until the next annual meeting of stockholders or until their successors shall have been elected or qualified.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

	01) Robert A. Bourne 02) Kevin B. Habicht 03) Clifford R. Hinkle 04) Richard B. Jennings 05) Ted B. Lanier	06) Robert C. Legler 07) Craig Macnab 08) Robert Martinez 09) James M. Seneff, Jr.	☐	☐	☐

Vote On Proposals
		For	Against	Abstain

2.	To approve an amendment to the Company’s charter to eliminate supermajority voting requirements for the stockholders to approve certain transactions.	☐	☐	☐

3.	To approve an amendment to the Company’s charter to increase the number of authorized shares of common stock.	☐	☐	☐

4.	To approve an amendment to the Company’s bylaws to conform the definition of “independent” director to recently adopted corporate governance rules.	☐	☐	☐

5.	To approve an amendment to the Company’s bylaws to modify the procedure for filling vacancies on the Board of Directors.	☐	☐	☐

6.	To approve an amendment to the Company’s bylaws to modify the requirements for stockholder approval of amendments to the bylaws in accordance with current “best practices” in corporate governance.	☐	☐	☐

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the meeting and all adjournments and postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

COMMERCIAL NET LEASE REALTY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James M. Seneff, Jr. and Kevin B. Habicht, and either of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of common stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of Commercial Net Lease Realty, Inc. (the “Meeting”) to be held on August 5, 2004, at 10:00 a.m. local time, at 450 S. Orange Avenue, Suite 900, Orlando, Florida 32801.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR the proposals. In addition, the proxies may vote in their discretion on such other matters as may properly come before this Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COMMERCIAL NET LEASE REALTY, INC.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.